Exhibit 5.1

May 5, 2015

City Office REIT, Inc.

1075 West Georgia Street, Suite 2600

Vancouver, British Columbia, V6E 3C9

Re:	City Office REIT, Inc., a Maryland corporation (the “Company”) – Registration Statement on Form S-3 (the “Registration Statement”) pertaining to (i) up to 1,434,296 shares (the “Issued Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company, which may be offered for resale from time to time by certain existing stockholders of the Company, and (ii) up to 2,915,709 shares (the “OP Unit Shares”, and together with the Issued Shares, the “Shares”) of Common Stock of the Company issuable in the future in exchange for common units of limited partnership interest (“OP Units”) in City Office REIT Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”), which may be offered for resale from time to time by certain holders of such OP Units (the “OP Unit Holders”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company on the Registration Statement, filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”) consisting of Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on April 10, 2014 and Articles Supplementary filed with the Department on March 24, 2015;

(ii)	the Amended and Restated Bylaws of the Company, adopted on or as of April 10, 2014, as amended by the First Amendment to the Amended and Restated Bylaws, adopted on or as of March 19, 2015 (together, the “Bylaws”);

(iii)	the Action by Written Consent of Board of Directors in Lieu of an Organizational Meeting, dated as of November 27, 2013 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company on or as of April 14, 2014 and May 1, 2015 (collectively, the “Directors’ Resolutions”);

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BALLARD SPAHR LLP

City Office REIT, Inc.

May 5, 2015

(v)	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 21, 2014 (the “Partnership Agreement”);

(vi)	the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(viii)	a certificate executed by one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions and the Partnership Agreement are true, correct and complete, have not been rescinded or modified except as noted therein, and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the manner of adoption of the Organizational Resolutions and the Directors’ Resolutions, the authorization of the issuance of the Shares, and the receipt by the Company of the full consideration for the issuance of the Issued Shares; and

(ix)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company and the Operating Partnership) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	each of the parties (other than the Company and the Operating Partnership) executing any of the Documents have duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

(d)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

City Office REIT, Inc.

May 5, 2015

(e)	the Officers’ Certificate and all other certificates submitted to us are, as to factual matters, true and correct both when made and as of the date hereof;

(f)	none of the Issued Shares have been, and none of the OP Unit Shares will be, issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(g)	none of the Issued Shares have been, and none of the OP Unit Shares will be, issued, sold or held in violation of any restriction or limitation on ownership and transfer contained in the Charter; and

(h)	upon the issuance of any of the OP Unit Shares subsequent to the date hereof, the total number of shares of Common Stock of the Corporation issued and outstanding on the date subsequent to the date hereof on which any OP Unit Shares are issued, after giving effect to such issuance of such OP Unit Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The Issued Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

3.	The OP Unit Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company, and if, as and when such OP Unit Shares are issued and delivered by the Company to the OP Unit Holders in exchange for OP Units of the Operating Partnership, upon and subject to the terms and conditions set forth in the Partnership Agreement and the Directors’ Resolutions, such OP Unit Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

City Office REIT, Inc.

May 5, 2015

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP